Exhibit 10.1

Execution Version

TAX RECEIVABLE AGREEMENT AMENDMENT

This Tax Receivable Agreement Amendment (the “Agreement”) is entered into as of January 5, 2020, by and among The Habit Restaurants, Inc., a Delaware corporation (the “Company”), The Habit Restaurants, LLC, a Delaware limited liability company (“Opco LLC”), KarpReilly, LLC, a Delaware limited liability company (the “KarpReilly Representative”), and certain LLC Unit Holders listed on Annex A (collectively, the “Parties”).

RECITALS

WHEREAS, the Company, Opco LLC, the wholly-owned subsidiaries of the Company, and certain other persons entered into that certain Tax Receivable Agreement, dated as of November 25, 2014 (the “TRA”);

WHEREAS, the Company, YUM! Brands, Inc., a North Carolina corporation (“Parent”), and YEB Newco Inc., a Delaware corporation entered into that certain Agreement and Plan of Merger, dated as of January 5, 2020 (the “Merger Agreement”);

WHEREAS, Article IV of the TRA provides for an Early Termination Payment in the event of a Change in Control;

WHEREAS, Section 4.3 of the TRA provides the method for calculating the Early Termination Payment required under Article IV;

WHEREAS, the Company shall make payments contemplated by the TRA for the 2019 taxable year in connection with the consummation of the transactions contemplated by the Merger Agreement (which payments are listed on Annex B hereof under the heading “Amount Payable in Respect of the 2019 Taxable Year”), and the Early Termination Payment contemplated herein is in addition to, not in lieu of, those payments;

WHEREAS, the Company desires to amend the amount of payments owed to each person entitled to payments under the TRA (each such person, an “LLC Unit Holder”), including the obligations under Article IV of the TRA, and each LLC Unit Holder will accept payment of the amounts set forth on Annex B hereof and will release the Company from all further obligations under the TRA, as specified in this Agreement; and

WHEREAS, pursuant to Section 7.5(b) of the TRA, the Parties desire to amend the TRA pursuant to its terms.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows:

1. Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein but not otherwise defined herein shall have the meaning assigned to such term in the TRA. To the extent there is a conflict or inconsistency between the terms of this Agreement and the terms of the TRA (prior to giving effect to this Agreement), this Agreement shall constitute an amendment of the TRA.

2. TRA Acceleration. The Parties agree that the consummation of the transactions contemplated by the Merger Agreement will give rise to a Change in Control as defined in the TRA (such Change in Control, the “MA Change in Control”). Furthermore, the Parties agree that the TRA shall be terminated in its entirety upon payment of the Termination Payments (defined below), and thereafter no party shall have any further obligations under the TRA other than those obligations set forth in this Agreement.

3. Payment. The Parties agree that the Company shall make an Early Termination Payment and a payment in respect of the 2019 taxable year to each LLC Unit Holder listed on Annex B, on the date of and immediately after the consummation of the Closing (as that term is defined in the Merger Agreement) of the Merger, equal to the amount reflected opposite such person’s name on Annex B of this Agreement under the heading “Total Termination Payment” (the Early Termination Payment together with the amount payable in respect of the 2019 taxable year in respect of each LLC Unit Holder, the “Termination Payment” and collectively for all of the LLC Unit Holders, the “Termination Payments”). Annex B shall not be amended, modified or otherwise adjusted without the prior written consent of all of the Parties affected by such amendment. Prior to the Closing (as that term is defined in the Merger Agreement), the KarpReilly Representative and each such LLC Unit Holder shall provide to the Company the bank account information where the Termination Payments shall be sent by wire transfer. The KarpReilly Representative and each LLC Unit Holder hereby waives its right to receive any schedules, notices and documentation described in Article II or Article IV of the TRA relating to the calculation and payment of any Termination Payment. Upon receipt by an LLC Unit Holder of its respective Termination Payment, the Company shall have no further obligation under the TRA to such LLC Unit Holder or any other person claiming through such LLC Unit Holder on account of such LLC Unit Holder’s interest in the TRA, and each LLC Unit Holder hereby releases, remises and forever discharges the Company, its Affiliates and its and their respective shareholders, directors, officers and employees from any such obligation under the TRA, except as provided below in Paragraph 7 and except for such LLC Unit Holder’s right to receive its Termination Payment as established pursuant to this Agreement. Without limiting the generality of the foregoing, the LLC Unit Holders agree that payment to an LLC Unit Holder of such LLC Unit Holder’s Termination Payment hereunder shall satisfy the Company’s obligation to pay such LLC Unit Holder’s Early Termination Payment arising from the MA Change in Control for purposes of the TRA and the amount payable in respect of the 2019 taxable year.

4. Intended Tax Treatment. Consistent with the terms of the TRA, the payments to an LLC Unit Holder contemplated hereunder are intended to be treated for all tax purposes as additional consideration for the acquisition by the Company of Units from such applicable LLC Unit Holder, unless otherwise required by law to be treated as imputed interest, as reasonably determined by the Company, and none of the Company, any of its affiliates or any of the Parties, will take a position for tax reporting purposes inconsistent therewith, except upon a final determination by an applicable taxing authority. The Company will promptly provide the KarpReilly Representative with such additional information and assistance as the KarpReilly Representative may reasonably request in connection with tax reporting matters relating to the payments contemplated by this Agreement and the Merger Agreement.

5. Agreement Termination. This Agreement shall terminate and be of no force and effect upon (i) the termination of the Merger Agreement pursuant to its terms, (ii) an amendment to the Merger Agreement that changes the price payable per share of Class A Common Stock or (iii) a Change in Control shall occur other than in connection with the transactions contemplated by the Merger Agreement. For the avoidance of doubt, the termination of this Agreement shall not by itself constitute a termination of the TRA.

6. No Transfers or Exchanges. Notwithstanding anything in the TRA or the LLC Agreement, none of the LLC Unit Holders may directly or indirectly Transfer (as defined in the LLC Agreement) all or any portion of such LLC Unit Holder’s interest in the TRA or this Agreement (whether by transfer of the LLC Units held by such LLC Unit Holder or otherwise), other than an Exchange (as defined in the LLC Agreement) pursuant to Section 3.9(a)(iii) of the LLC Agreement in connection with the consummation of the transactions contemplated by the Merger Agreement.

7. Tax Matters.

(a) Following the Closing, the Company shall cause Opco LLC to, at its expense, prepare or cause to be prepared and file or cause to be filed any Tax Returns (within the meaning of the Merger Agreement) required to be filed by it for any taxable period beginning on or before the Closing date (such period, a “Pre-Closing Tax

Period”) to the extent that (i) Opco LLC is treated as a pass-through entity for purposes of such Tax Return and (ii) the results of operations reflected on such Tax Returns are also reflected on the Tax Returns of the beneficial owners of Opco LLC (such Tax Return, a “Pre-Closing Tax Return”). All Pre-Closing Tax Returns of Opco LLC shall be prepared, and any positions and elections relating thereto made, in a manner consistent with the prior practice of Opco LLC, except as otherwise required by law.

(b) Following the Closing, except as may otherwise be required by law, the Company and its Subsidiaries shall not, without the prior written consent of the KarpReilly Representative (not to be unreasonably withheld, conditioned or delayed) (i) file an amended Pre-Closing Tax Return with respect to Opco LLC for any Pre-Closing Tax Period, (ii) change any method of accounting for Opco LLC with respect to a Pre-Closing Tax Period that would require Opco LLC to file an amended Pre-Closing Tax Return or (iii) make any income tax election with retroactive effect to a Pre-Closing Tax Period that would require Opco LLC to file an amended Pre-Closing Tax Return, in each case, other than as would not result in a disproportionate and material adverse impact on all of the LLC Unit Holders (other than the Company and its Subsidiaries) relative to the Company and its Subsidiaries.

(c) The Company and its Subsidiaries shall cause Opco LLC to be treated as a regarded partnership for U.S. federal income tax purposes through the date of the Closing.

(d) The Parties agree that, to the extent practicable, distributive shares of items of income, gain, loss, deduction and credit of Opco LLC and its Subsidiaries will be determined for U.S. federal and applicable state and local income tax purposes based on the “closing of the books” method as described in Section 706(d)(1) of the Code and Treasury Regulation Section 1.706-1(c) (and corresponding provisions of state or local income tax law where applicable) as of the end of the date of the Closing.

8. Representations and Warranties of the Company. The Company represents and warrants to the KarpReilly Representative and the LLC Unit Holders as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations):

(a) Authorization of Transaction. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally.

(b) Non-contravention. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of the Company, (ii) require on the part of the Company any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

(c) No Additional Representations. The Company acknowledges that no person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the KarpReilly Representative and the LLC Unit Holders furnished or made available to the Company and its representatives except as expressly set forth in this Agreement, the Merger Agreement or any Voting Agreement (as defined in the Merger Agreement).

9. Representations and Warranties of the KarpReilly Representative and the unitholders of Opco LLC party to this Agreement. Each of the KarpReilly Representative and each LLC Unit Holder listed on Annex A represents and warrants to the other Parties hereto as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations):

(a) Authorization of Transaction. Such Party has all requisite power and authority (corporate or otherwise) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by such Party of this Agreement and the performance by such Party of this Agreement and the consummation by such Party of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of such Party. This Agreement has been duly and validly executed and delivered by such Party and constitutes a valid and binding obligation of such Party and each other person entitled to payment under the TRA, enforceable against such Party and each other person entitled to payment under the TRA in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally. The KarpReilly Representative and the LLC Unit Holders listed on Annex A collectively constitute a “majority of LLC Unit Holders party to the” TRA within the meaning of Section 7.5(b) of the TRA, as of the date hereof.

(b) Entitlement to Payment. Such Party is the record and beneficial owner of, and is entitled to the amount of, the payments to be made hereunder set forth opposite its name on Annex B, free and clear of all liens and encumbrances.

(c) Non-contravention. Neither the execution and delivery by such Party of this Agreement, nor the consummation by such Party of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of such Party, (ii) require on the part of such Party any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Party or any of its properties or assets.

(d) No Additional Representations. Such Party acknowledges that no person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company furnished or made available to such Party and its representatives except as expressly set forth in this Agreement, the Merger Agreement or any Voting Agreement (as defined in the Merger Agreement).

10. Third Party Beneficiary. The Parties agree that Parent is an express third party beneficiary of this Agreement and this Agreement is enforceable by Parent in all respects. None of the provisions of this Agreement may be amended, modified or otherwise adjusted, and this Agreement may not be terminated other than pursuant to Paragraph 5 or waived in any respect, by any Party without the prior written consent of Parent (which consent may be withheld by Parent in its sole discretion).

[Signature Page Follows]

IN WITNESS THEREOF, the undersigned has executed this Agreement as of the day and year first above written.

The Habit Restaurants, Inc.

a Delaware corporation

By:	/s/ Russell W. Bendel
Name:	Russell W. Bendel
Title:	Chief Executive Officer

The Habit Restaurants, LLC

a Delaware limited liability company

By:	/s/ Russell W. Bendel
Name:	Russell W. Bendel
Title:	Chief Executive Officer

[Signature Page to TRA Amendment]

Bendel Family Trust

By:	/s/ Russell W. Bendel
Name:	Russell W. Bendel
Title:	Trustee

[Signature Page to TRA Amendment]

By:	/s/ Ira Fils
Name:	Ira Fils

[Signature Page to TRA Amendment]

KarpReilly GP, LLC

By:	/s/ Chris Reilly
Name:	Chris Reilly
Title:	Authorized Signatory

KarpReilly Investments, LLC

By:	/s/ Chris Reilly
Name:	Chris Reilly
Title:	Authorized Signatory

KarpReilly HB Co-Invest, LLC

By: KarpReilly GP, LLC

Its: Managing Member

By:	/s/ Chris Reilly
Name:	Chris Reilly
Title:	Authorized Signatory

[Signature Page to TRA Amendment]

525 Fifth Avenue Fund, L.P.

By: J.P. Morgan Investment Management Inc., as Investment Advisor

By:	/s/ Tyler A. Jayroe
Name:	Tyler A. Jayroe
Title:	Managing Director

PEG U.S. Direct Corporate Finance Institutional Investors III LLC

By: J.P. Morgan Investment Management Inc., as Investment Advisor

By:	/s/ Tyler A. Jayroe
Name:	Tyler A. Jayroe
Title:	Managing Director

PEG U.S. Pooled Corporate Finance Institutional Investors III LLC

By: JPMorgan Chase Bank, N.A., as Investment Advisor

By:	/s/ Tyler A. Jayroe
Name:	Tyler A. Jayroe
Title:	Managing Director

[Signature Page to TRA Amendment]